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                                                                     EXHIBIT 4.2


                        ARDEN REALTY LIMITED PARTNERSHIP

                           8.50% Senior Note due 2010


No. 001                                                            $100,000,000
CUSIP No. 03979GAH8

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") (55 WATER STREET, NEW YORK, NEW
YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT DATED AS OF NOVEMBER 20, 2000, BETWEEN ARDEN REALTY LIMITED PARTNERSHIP AND THE INITIAL PURCHASER RELATING TO THE NOTE.

     ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership (herein referred to as the "Issuer," which term includes any successor issuer under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Million Dollars on November 15, 2010 (the "Stated Maturity Date") or the date fixed for earlier redemption (the "Redemption Date," and together with the Stated Maturity Date with respect to principal repayable on such date, the "Maturity Date"), and to pay interest thereon from November 20, 2000, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on November 15 and May 15 of each year (each, an "Interest Payment Date"), commencing May 15, 2001, and on the Maturity Date at the rate of 8.50% per annum, until the principal hereof is paid or duly provided for.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date and on the Maturity Date will, as provided in such Indenture, be paid to the



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Holder in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such payment, which shall be the date 15 calendar days (regardless of whether such day is a Business Day), next preceding such Interest Payment Date or the Maturity Date at the office or agency of the Issuer maintained for such purpose. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

     The principal of this Note payable on the Maturity Date will be paid against presentation and surrender of this Note at the Corporate Trust Office of the Trustee maintained for that purpose in the Borough of Manhattan, the City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Interest payable on this Note on any Interest Payment Date and on the Maturity Date, as the case may be, will be the amount of interest accrued during the applicable Interest Period (as defined below).

     An "Interest Period" is each period from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including November 20, 2000, if no interest has been paid on this Note) to but excluding such Interest Payment Date or the Maturity Date, as the case may be. If any Interest Payment Date or Maturity Date falls on a day that is not a Business Day, as defined below, principal and interest payable with respect to such Interest Payment Date or Maturity Date, as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity Date, as the case may be. "Business Day" means any day, other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions in the City of New York are authorized or required by law, regulation or executive order to close.

     Payments of principal and interest in respect of this Note will be made by U.S. dollar check or by wire transfer (such a wire transfer to be made only to a Holder of an aggregate principal amount of Securities in excess of $5,000,000, and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date and acknowledged that a wire transfer fee shall be payable) of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.



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     The Holder of this Security is entitled to the benefits of and is subject to the obligations contained in a Registration Rights Agreement (subject to the provisions thereof), dated as of November 20, 2000, between the Issuer and the Initial Purchaser (the "Registration Rights Agreement").

     This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Issuer (herein called the "Securities") of the series hereafter specified, all issued or to be issued under an Indenture, dated as of March 14, 2000 (herein called the "Indenture"), duly executed and delivered by the Issuer to The Bank of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Note is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the rights, limitations of rights, obligations, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as provided in the Indenture. This Note is one of a series of Securities designated as the 8.50% Senior Notes due 2010 (the "Notes"), and the aggregate principal amount of the Notes to be issued under such series is unlimited.

     In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof and the Make-Whole Amount (if any) may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect, and subject to the conditions provided in the Indenture.

     The Issuer may redeem the Securities at any time, in whole or in part, at the election of the Issuer, at a redemption price equal to the sum of (1) the principal amount of the Securities being redeemed plus accrued interest thereon to the Redemption Date, and (2) the Make-Whole Amount, if any, with respect to such Securities (the "Redemption Price"). Notice of optional redemption of any Securities will be given to Holders at their addresses, as shown in the security register for the Notes, not less than 30 nor more than 60 days prior to the Redemption Date. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Securities held by such Holder to be redeemed. If less than all the Notes are to be redeemed at the option of the Issuer, the Issuer will notify the Trustee at least 45 days prior to giving notice of redemption to the Holders (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of Notes to be redeemed and their redemption date. The Trustee shall select, in such manner as it shall deem fair and appropriate, Notes to be redeemed in whole or in part.

     Subject to certain limitations in the Indenture, at any time when the Issuer is not subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of a Holder of a Restricted Security (as defined in the Registration Rights Agreement) the Issuer will promptly furnish or cause to be furnished Rule 144A Information (as defined in the Registration Rights Agreement) to such Holder of Restricted Securities, or to a prospective purchaser of any security designated by any such Holder to the extent required to


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permit compliance by such Holder with Rule 144A under the Securities Act in connection with the resale of any such security.

     In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority of the aggregate principal amount of the Securities at the time Outstanding of each series to be affected, evidenced as provided in the Indenture, to execute supplemental Indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental Indenture or modifying in any manner the rights of the Holders of the Securities of each series; provided, however, that no such supplemental Indenture shall, without the consent of the Holder of each Security so affected, (i) change the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or impair or affect the rights of any Holder to institute suit for the payment on any Security, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental Indenture, or (iii) reduce the percentage of Securities, the Holders of which are required to consent to any waiver of compliance with certain provisions of the Indenture or any waiver of certain defaults thereunder. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, the Holders of a majority in aggregate principal amount outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all series of Securities) may on behalf of the Holders of all the Securities of such series (or all of the Securities, as the case may be) waive any such past default or Event of Default and its consequences, prior to any declaration accelerating the maturity of such Securities, or, subject to certain conditions, may rescind a declaration of acceleration and its consequences with respect to such Securities. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any securities that may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Security or such other securities.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any Make-Whole Amount and interest on this Note in the manner, at the respective times, places and rate, and in the coin or currency, herein prescribed.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder unless (a) such Holder shall have previously given the Trustee written notice of a continuing Event of Default, (b) the Holders of not less than 25% in aggregate principal amount of the Securities Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have



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received from the Holders of a majority in aggregate principal amount of the
Securities Outstanding a direction inconsistent with such request, and (c) the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof, Make-Whole Amount, if any, or interest hereon on or after the respective due dates expressed herein.

     This Security is not subject to a sinking fund requirement.

     The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security (ii) certain restrictive covenants with respect to this Security, in each case upon compliance with certain conditions set forth therein.

     No recourse under or upon any obligation, covenant or agreement contained in the Indenture, in any Security or coupon appertaining thereto, or because of any indebtedness evidenced hereby or thereby (including, without limitation, any obligation or indebtedness relating to the principal of, or premium or Make-Whole Amount, if any, interest or any other amounts due, or claimed to be due, on this Security), or for any claim based thereon or otherwise in respect thereof, shall be had (i) against the General Partner or any other partner, or any Person which owns an interest, directly or indirectly, in any partner, in the Issuer, or (ii) against any promoter, as such, or against any past, present or future shareholder, officer, trustee or partner, as such, of the Issuer or the General Partner or of any successor, either directly or through the Issuer or the General Partner or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the Person in whose name this Security is registered as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and Make-Whole Amount, if any, and subject to the provisions herein and on the face hereof; interest hereon and for all other purposes, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

     THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


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     Pursuant to a recommendation promulgated by the Committee on Uniform
Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Notes, and reliance may be placed only on the other identification numbers printed hereon.

     Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Indenture.

     Unless the Certificate of Authentication hereon has been executed by the Trustee by one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.



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     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed manually or by facsimile by its duly authorized officers.

Dated:               , 2001



                               ARDEN REALTY LIMITED PARTNERSHIP



                               By: Arden Realty, Inc., its sole general partner

                               By:
                                  ----------------------------------------------
                                  Richard S. Davis
                                  Senior Vice President, Co-Chief Financial
                                  Officer and Treasurer




Attest:


-----------------------------
David A. Swartz
General Counsel and Secretary


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture.



                               THE BANK OF NEW YORK
                                      as Trustee


                               By:
                                  ---------------------------------------------
                                             Authorized Signatory



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                         FORM OF TRANSFEREE CERTIFICATE


     I or we assign and transfer this Security to:





     Please insert social security or other identifying number of assignee

     Print or type name, address and zip code of assignee and irrevocably appoint ______________________________________ as Agent, to transfer this
Security on the books of the Company. The Agent may substitute another to act for him.



     Dated                      Signed
          ---------------------        ----------------------------------
           (Sign exactly as name appears on the other side of this Security)



     [Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan association and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17 Ad-15]